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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Websense, Inc. 2000 Stock Incentive Plan and the Websense, Inc. 2000 Employee Stock Purchase Plan of our report dated January 19, 2001, with respect to the consolidated financial statements of Websense, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

    Our audits also included the financial statement schedule of Websense, Inc. listed in Item 14(a) of the Annual Report (Form 10-K). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                      ERNST & YOUNG LLP

San Diego, California
May 3, 2001

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EXHIBIT 23.1 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS